Exhibit 3.11

ARTICLES OF ORGANIZATION

OF
ARMSTRONG MCCALL MANAGEMENT, L.C.

        Pursuant to the Texas Limited Liability Company Act, the undersigned, acting as organizer, being a natural person of eighteen (18) years of age or more, files these Articles of Organization with the Secretary of State of the State of Texas

        1.     The name of the Limited Liability Company (the "Company") shall be:

Armstrong McCall Management, L.C.

        2.     The period of duration of the Company shall be twenty-five (25) years from the date of filing these Articles of Organization.

        3.     The purpose of the Company shall be the transaction of any or all lawful business for which limited liability companies may be organized under the Texas Limited Liability Company Act.

        4.     The address of the principal place of business of the Company within the State of Texas shall be:

    5010 Burleson Road
    Austin, Texas 78744

        5.     The name of the initial registered agent and the address of the initial registered office of the Company with the State of Texas shall be:

    John McCall
    5010 Burleson Road
    Austin, Texas 78744

        6.     The Company is to be managed by a manager or managers. The name and address of the manager who is to serve as manager until the first annual meeting of the members of the Company or until his successor is duly elected is:

    John McCall
    5010 Burleson Road
    Austin, Texas 78744

        7.     The Company shall have the power to indemnify its managers, officers, employees, agents and others to the same extent a corporation may indemnify its directors, officers, employees and agents under the Texas Business Corporation Act, now in effect or hereafter amended.

        8.     To the fullest extent not prohibited by law, no manager of the Company shall be liable to the Company or its members for monetary damages for an act or omission in the manager's capacity as a manager, except for liability of a manager for (a) a breach of the manager's duty of loyalty to the Company or its members, (b) an act or omission not in good faith that constitutes a breach of duty of the manager to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law, (c) a transaction from which the manager received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the manager's office, or (d) an act or omission for which the liability of a manager is expressly provided by an applicable statute If the Texas Limited Liability Company Act ("TLLCA") or the Texas Miscellaneous Corporation Laws Act (the "TMCLA") hereafter is amended to authorize further limitation of the liability of managers, then the liability of a manager of the Company, in addition to the limitation on the personal liability provided herein, shall be limited to the fullest extent permitted by the TLLCA, as amended, and the TMCLA, as amended. No amendment to or repeal of this Paragraph 8 shall apply to or have any effect upon the liability or alleged liability of any manager of the Company for or with respect to any act or omission of such manager occurring prior to such amendment or repeal.

        EXECUTED this 22nd day of December, 1995.

/s/ Steven D. Moore Steven D. Moore Small, Craig & Werkenthin, P C. 100 Congress Avenue, Suite 1100 Austin, Texas 78701

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF ORGANIZATION

        Pursuant to the provisions of Article 3.06 of the Texas Limited Liability Company Act, the undersigned limited liability company adopts the following articles of amendment to its articles of organization:

ARTICLE ONE

        The name of the company is Armstrong McCall Management, L.C.

ARTICLE TWO

        The amendment alters or changes Article 4 and 5 of the Articles of Organization and the full text of each provisions as it is amended to read is as follows:

        4.     The address of the principal place of business of the Company within the State of Texas shall be:

    6505 Burleson Road
    Austin, Texas 78760-7068

        5.     The name of the registered agent and the address of the registered office of the Company within the State of Texas shall be:

    CT Corporation System
    350 N. St. Paul Street
    Dallas, Texas 75201

ARTICLE THREE

        The foregoing amendments to the Articles of Organization were adopted on September 5, 2002.

ARTICLE FOUR

        The amendment was approved by all members in accordance with Section H of Article 2.23 of the Texas Limited Liability Company Act, or as otherwise provided in the Articles of Organization or Regulations.

Dated: September 8, 2002

ARMSTRONG MCCALL MANAGEMENT, L.C.
By:	Beauty Systems Group, Inc. Its Sole Member
/s/ Michael H. Renzulli Michael H. Renzulli, President